Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report (10-K) of Ormat Technologies, Inc. of our report dated March 27, 2006, with respect to the financial statements of Ormat Leyte Co. Ltd., included in the 2006 Annual Report to Shareholders of Ormat Technologies, Inc.

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-131064)

(2)	Registration Statement (Form S-8 No. 333-129583)

of our report dated March 27, 2006, with respect to financial statements of Ormat Leyte Co. Ltd. incorporated herein by reference.

/s/ SyCip Gorres Velayo & Co.

Makati City, Philippines

March 7, 2007